Exhibit 99.1
STONE ENERGY CORPORATION
Schedules 2015 Fourth Quarter and Year End Earnings Release and Conference Call

LAFAYETTE, LA. February 19, 2016

Stone Energy Corporation (NYSE: SGY) today announced it plans to report fourth quarter and year end 2015 earnings results on Monday, February 22, 2016, after the market close. The release will provide year end reserves results, financial and operational results, and provide production and expense guidance for the first quarter and full year 2016. The company has also scheduled a conference call on Tuesday, February 23, 2016 at 9:00 a.m. Central time to provide additional commentary.

The call will be available through a live webcast link on the company’s website at www.StoneEnergy.com, located in the Investor Center section. The call will also be accessible by dialing (877) 228-3598 approximately ten minutes before the scheduled start time. If unable to participate in the original call a digital recording will be available two hours after the call by dialing (855) 859-2056, and a replay of the call will be available on the company’s website beginning at 12:00 p.m. Central time.

Stone Energy is an independent oil and natural gas exploration and production company headquartered in Lafayette, Louisiana, with additional offices in New Orleans, Houston and Morgantown, West Virginia. Stone is engaged in the acquisition, exploration, development and production of properties in the Gulf of Mexico and Appalachian basins. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210 phone, 337-521-9880 fax or via e-mail at CFO@StoneEnergy.com.